Exhibit 10.4

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 26, 2008 (this “Agreement”), between SendTec, Inc., a Delaware corporation (“SendTec”), the management stockholders of SendTec identified on the attached Exhibit A (“Management Stockholders”) and the debenture stockholders of SendTec identified on the attached Exhibit B (“Debenture Stockholders”). The Management Stockholders and the Debenture Stockholders are sometimes hereafter collectively referred to as the “Stockholders.”

Recitals

SendTec, SendTec Acquisition Corp., a Delaware corporation, RelationServe Access, Inc., a Delaware corporation, Friendsand, Inc., a Delaware corporation and the holders of the Original Debentures propose to enter into a Recapitalization Agreement dated as of the date of this Agreement (as the same may be amended from time to time, the “Recapitalization Agreement”) in order to provide for the exchange of the Original Debentures into Series B Preferred Stock of SendTec, subject to the terms and conditions set forth in the Recapitalization Agreement, and in order to provide for certain other agreements among such parties. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Recapitalization Agreement.

As of the date of this Agreement, the Stockholders own beneficially or of record or have the power to vote, or direct the vote of, the respective number of shares of (i) common stock, par value $0.001 per share, of SendTec (the “Common Stock”) and/or (ii) Series B Convertible Preferred Stock, par value $0.001 per share, of SendTec (the “Preferred Stock”), as set forth opposite such respective Stockholder’s name on Exhibit A or Exhibit B, as applicable, to this Agreement (all such Common Stock and Preferred Stock and any shares of Common Stock or Preferred Stock of which ownership of record or beneficially or the power to vote is hereafter acquired by a Stockholder prior to the termination of this Agreement being referred to in this Agreement as the “Shares”).

As a condition of the Recapitalization Agreement, SendTec and the Stockholders have mutually agreed to enter into this Agreement.

Terms

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth in this Agreement and in the Recapitalization Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

ARTICLE I

VOTING OF SHARES

SECTION 1.01

(a) For a period commencing on the date of this Agreement and terminating on the Effective Date, each Management Stockholder, solely in such Management Stockholder’s capacity as a stockholder of SendTec, agrees to vote (or cause to be voted) all of such Management Stockholder’s Shares at any meeting of the stockholders of SendTec or any adjournment thereof, and in any action by written consent of the stockholders of SendTec, in favor of consummation of the transactions contemplated pursuant to the Special Meeting of the Stockholders of SendTec (“Special Meeting”) approving the Stockholder Matters.

(b) For so long as (i) any Debentures, (ii) any Residual Debentures or (iii) at least twenty-five percent (25%) of the aggregate Stated Value of the Preferred Shares are outstanding, and in any event for a period no less than three (3) years following the First Closing Date, each Management Stockholder and Debenture Stockholder, solely in such Stockholder’s capacity as a stockholder of SendTec, agrees to vote (or cause to be voted) all of such Stockholder’s Shares at any meeting of the stockholders of SendTec or any adjournment thereof, and in any action by written consent of the stockholders of SendTec, in favor of: (A) election of the persons identified on (or pursuant to the terms of) the attached Exhibit C, Column 1 (each a “Nominee”), or for such Nominee’s replacement as determined pursuant to Section 1.01(c) below, to the Board of Directors of SendTec; and (B) to the extent a Debenture Stockholder is entitled to vote at the Special Meeting, approving the Stockholder Matters.

(c) Notwithstanding the terms of Section 1.01(b), the Stockholders shall not be obligated to vote in favor of any Nominee if Good Cause (as defined below) exists regarding a Nominee. If Good Cause exists regarding a Nominee, the Stockholders agree to vote (or cause to be voted) all of such Stockholder’s Shares in favor of election of a Replacement Nominee (as defined below) selected by the appropriate Stockholder identified on the attached Exhibit C, Column 2.

(d) The term “Good Cause” means:

(i) the Nominee’s inability to perform his duties hereunder due to physical or mental Disability (as defined below);

(ii) the Nominee’s indictment for, conviction of, or the entering of a plea of nolo contender with respect to, a felony;

(iii) the Nominee’s abuse of illegal controlled substances;

(iv) the Nominee’s acts of moral turpitude or fraud, his embezzlement of funds or other assets of SendTec or his acceptance of a bribe or kickback;

(v) the failure, refusal or neglect of the Nominee to render services to SendTec as a member of the Board of Directors, or gross negligence of the Nominee in the performance of such duties, which is not cured within seven days after written notice of same to the Nominee identifying such failure, refusal or neglect of services in question; or

(vi) failure of the Nominee to obey the reasonable and lawful orders and policies of the Board of Directors that are consistent with the provisions of this Agreement, which is not cured within seven days after written notice of same to the Nominee identifying such failure.

(e) The term “Disability” means the Nominee’s inability to perform his duties for a period of 90 days or more, consecutive or non-consecutive, in any twelve-month period, due to mental or physical disability or incapacity, as determined by a physician selected by SendTec and reasonably acceptable to the Nominee or to the Nominee’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by the Nominee to submit to a medical examination for the purpose of determining the existence of a Disability shall constitute conclusive evidence of the Nominee’s Disability.

(f) The term “Replacement Nominee” means a person nominated for election by the appropriate Stockholders identified on the attached Exhibit C, Column 2 in replacement of a Nominee that is not eligible for election to the SendTec Board of Directors for Good Cause.

SECTION 1.02 Grant of Irrevocable Proxy. Concurrently with the execution of this Agreement, each Management Stockholder agrees to deliver to SendTec a proxy with respect to such Stockholder’s Shares in substantially the form attached to this Agreement as Exhibit D and each Debenture Stockholder agrees to deliver to SendTec a proxy with respect to such Stockholder’s Shares in substantially the form attached to this Agreement as Exhibit E (the “Proxy” or “Proxies” as applicable), which shall be coupled with an interest and are irrevocable to the fullest extent permissible by law.

SECTION 1.03 Termination. This Agreement, the Proxies granted under this Agreement and the obligations of the Stockholders pursuant to this Agreement shall terminate upon the date of the termination of the Recapitalization Agreement pursuant to Article V thereof; provided, however, that the termination of this Agreement shall not relieve any Stockholder from any liability for any previous breach of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder represents and warrants to SendTec as follows:

SECTION 2.01 Authorization; Binding Agreement. The Stockholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy, to perform its obligations under this Agreement and thereunder, and to consummate the transactions contemplated by this Agreement and thereby. This Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of the Stockholder and, assuming their due authorization, execution and delivery by or on behalf of SendTec, constitute a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with their terms, subject to: (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 2.02 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the grant of the Proxy to SendTec by the Stockholder do not, and the performance of this Agreement and the grant of the Proxy to SendTec by the Stockholder will not: (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected; (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the grant of the Proxy to SendTec by the Stockholder do not, and the performance of this Agreement and the grant of the Proxy to SendTec by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or materially delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement. The Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares, other than any right of repurchase granted to SendTec.

(c) If the Stockholder is a natural person and is married, and the Stockholder’s Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding on the Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms.

SECTION 2.03 Title to Shares. As of the date of this Agreement, the Stockholder is the record or beneficial owner of the Shares free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than pursuant to this Agreement. The shares of Common Stock and Series B Preferred Stock, including the options, warrants or other rights to acquire such stock, set forth on Exhibit A or Exhibit B (as applicable) to this Agreement, are all of the securities of SendTec owned, directly or indirectly, of record or beneficially by the Stockholder on the date of this Agreement.

SECTION 2.04 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement and will be accurate in all respects as of the date of the consummation of the Recapitalization Agreement as if made on that date.

ARTICLE III

FURTHER ASSURANCES

From time to time and without additional consideration, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as SendTec may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

SECTION 4.01 Entire Agreement; Amendments. This Agreement, the Recapitalization Agreement and the other agreements referred to in this Agreement and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties to this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Recapitalization Agreement, the provisions of the Recapitalization Agreement shall prevail. Nothing in this Agreement shall be construed to restrict any right a Stockholder may otherwise have to transfer its Shares.

SECTION 4.02 Survival of Representations and Warranties. All representations and warranties made by the Stockholders in this Agreement shall survive any termination of the Recapitalization Agreement and this Agreement in accordance with the terms of the Recapitalization Agreement and the Purchase Agreement referenced therein.

SECTION 4.03 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; provided that any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by any Stockholder without the prior written consent of SendTec shall be void.

SECTION 4.04 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.06):

if to SendTec:

877 Executive Center Drive West, Suite 300

St. Petersburg, Florida 33702

Attention: Donald Gould, CFO

Facsimile No.: 727-576-4864

with copies to:

Holland & Knight, LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33609

Attention: Robert J. Grammig, Esq.

Facsimile: 813-229-0134

If to a Stockholder, to the address specified on Exhibit A or Exhibit B, as applicable

SECTION 4.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

SECTION 4.07 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Stockholders agree that, in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this

Agreement, SendTec shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce against such Stockholder the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree that neither SendTec nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.09, and the Stockholders irrevocably waive any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 4.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws.

SECTION 4.09 No Waiver. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. SendTec shall not be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege under this Agreement, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of SendTec. The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 4.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures to Follow]

IN WITNESS WHEREOF, each of SendTec and the Stockholders have executed or has caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

SENDTEC, INC.

By:
Name:
Title:

MANAGEMENT STOCKHOLDERS:

Paul Soltoff

Eric Obeck

Donald Gould